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                                                                    Exhibit 23.4


                                     CONSENT

            We hereby consent to the reference to this firm and our opinion in the Registration Statement on Form S-1 filed by Warwick Community Bancorp, Inc., Warwick, New York (the "Company"), and all amendments thereto; in the Application for Conversion on Form 86-AC filed by The Warwick Savings Bank (the "Bank"), and all amendments thereto, and in the Notice and Application for Conversion filed with the Federal Deposit Insurance Company and all amendments thereto.


                                    /S/ WILLIAM M. MERCER, INCORPORATED
                                    -----------------------------------
                                    WILLIAM M. MERCER, INCORPORATED


Philadelphia, Pennsylvania

Dated this 29 day of October 1997